Energy Efficiency Reimagined NASDAQ: TGEN Year End 2018 Earnings Review March 28, 2019

Participants Benjamin Locke Chief Executive Officer President & Chief Operating Robert Panora Officer Bonnie Brown Chief Accounting Officer 2

Safe Harbor Statement This presentation and accompanying documents contain “forward-looking statements” which may describe strategies, goals, outlooks or other non- historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "target," "potential," "will," "should," "could," "likely," or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates, and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations, and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth. In addition to GAAP financial measures, this presentation includes certain non-GAAP financial measures, including adjusted EBITDA which excludes certain expenses as described in the presentation. We use Adjusted EBITDA as an internal measure of business operating performance and believe that the presentation of non-GAAP financial measures provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance by eliminating items that vary from period to period without correlation to our core operating performance and highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. 3

Earnings Call Agenda Benjamin Locke Tecogen Overview 2018 Financial Overview Strategic Update Market Update Bonnie Brown Financial Review Robert Panora Ultera Emissions Update Benjamin Locke 2019 Outlook Q&A 4

Advanced Modular Cogeneration Systems Heat, Power, and/or Cooling that is: Cheaper Industry leading efficiency and reduced exposure to expensive electricity Cleaner Proprietary near-zero emissions technology, GHG reductions More reliable Real-time monitoring, blackout protection, and improved grid resiliency All of Tecogen’s equipment is powered by efficient natural gas equipped with Tecogen’s patented Ultera Emission Control 5

2018 Financial Results Q4 2018 Q4 2018 revenues of $9.3 million T4Q – Revenue and Gross Profit Adjusted EBITDA*of $502K for 4Q’18 compared to $40 $533K for 4Q’17 $35 $30 Gross margin of 40% compared to 37% in Q4 ‘17 in $ Millions Chiller sales grow 21% year over year $25 11% growth in service contract revenue $20 $15 Goodwill Impairment loss of $4.4 million $10 $5 YE 2018 $0 Record revenue in 2018 of $35.9 million 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Gross margin of 38% for YE18 vs 39% for YE17 Q1 2014 Revenue Gross Profit $ 2018 Adjusted EBITDA of $217K vs. $1.1 million in 2017 Chiller sales a record of $7.2 million Steady growth of revenues and gross profits * Adjusted EBITDA is defined as net income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock based compensation 6 expense, goodwill impairment and one-time merger related expenses.

4Q 2018 Adjusted EBITDA of $502K $ in thousands 4Q’18 4Q’17 YoY Change Comments Revenue Products $ 3,703 $ 4,642 $ (939) Service 3,965 4,118 (153) Energy Production 1,649 1,504 145 Total Revenue 9,316 10,264 (948) -9% Product shift to chiller sales Gross Profit Products $ 1,501 $ 1,891 $ (390) Service 1,534 1,381 153 Energy Production 676 523 153 Total Gross Profit 3,711 3,795 (84) -2% Gross Margin: % Products 41% 41% 0% Service 39% 34% 5% Energy Production 41% 35% 6% Total Gross Margin 40% 37% 3% 8% Maintaining solid margins Operating Expenses General & administrative $ 2,668 $ 2,478 $ 190 Selling 759 713 45 Research and development 305 296 9 Total Operating Expenses w/o GW Impairment 3,731 3,487 244 7% Merger related expenses and R&D activities account for this increase Goodwill impairment 4,391 - 4,391 Net income without goodwill impairment 19 269 (250) Adds back effect of goodwill impairment loss Adjusted EBITDA $ 502 $ 533 $ (31) See Adjusted EBITDA reconciliation slide Record Quarterly Goodwill Impairment loss, Consistently Strong Chiller Sales Q4 2018 Gross Margins 7

YE 2018 Adjusted EBITDA of $217K $ in thousands YE 2018 YE 2017 YoY Change Comments Revenue Products $ 12,625 $ 12,991 $ (366) Service 16,859 16,377 482 Energy Production 6,400 3,834 2,566 2018 represents first full year Total Revenue 35,884 33,202 2,682 8% Gross Profit Products $ 4,827 $ 4,979 $ (152) Service 6,166 6,175 (9) Energy Production 2,598 1,800 798 Full year in 2018, partial in 2017 Total Gross Profit 13,592 12,954 638 5% Gross Margin: % Products 38% 38% 0% Service 37% 38% -1% Energy Production 41% 47% -6% Total Gross Margin 38% 39% -1% Margin remains steady overall Operating Expenses General & administrative $ 10,790 $ 9,520 $ 1,270 Selling 2,651 2,272 379 Research and development 1,298 937 361 Total Operating Expenses w/o GW Impairment 14,739 12,729 2,010 16% Goodwill impairment 4,391 - 4,391 Net income (loss) without goodwill impairment (1,318) 47 (1,365) Adds back effect of goodwill impairment loss Adjusted EBITDA $ 217 $ 1,103 $ (885) See Adjusted EBITDA reconciliation slide Record Revenue for 5% Growth in Gross Consistently Strong Goodwill Impairment the Year Profit Gross Margin loss, Q4 2018 8

Product and Installation Backlog Current Backlog of $ 29.9 million Product backlog: $15.4 mm, Install backlog $14.5 mm 9

Strategic Achievements Adjusted product Established ADG Forklift Emissions mix to emphasize sites as solid program with Financial Stability chiller sales investment assets Cat/Mitsubishi Less competition, Enabled selective Potential for fleet No additional Well defined sale to strengthen forklift conversion to capitalization channels to market balance sheet Ultera emissions currently planned Tecogen positioned for continued growth in core business while building value for Ultera Emissions technology 10

# Market Update

- Indoor Agriculture Growth Opportunity
  - Proven cost/benefit of Tecochill
  - Substantial long term growth as market expands
- Diverse product portfolio enables range of options
  - CHP, chillers, heat pump allows many options
  - Tecofrost opens many new markets
- Third party Financing Offers Creative Economics
  - Low cost of capital, able to use tax advantages
  - Results in best savings for customer
  - Allows capital for large projects (Manhattan data center)
  - Additional projects in development
- Increasing focus on microgrids for resiliency
  - "Smart Inverter" Certification requirements
  - Opens additional revenues from utility programs


Tecogen

Tecofrost, IIAR Refrigeration Conference, March 2019

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# Q4 2018 Financial Metrics: Revenues, Margins, Growth

- After the elimination of goodwill impairment of $4.4 million, maintained profitability for the quarter
- Four diverse revenue streams
  - 21% growth in chiller sales
  - Long term service contracts provide steady cash flow, growing 11%
  - Turnkey installations facilitate both product sales and service revenue
  - Energy production provides 41% gross margin
- Maintained 40% overall gross margin

| | Quarter Ended December 31, | | | |
|---|---|---|---|---|
| $ in thousands | 2018 | 2017 | YoY Growth | % of Total Rev |
| **Revenue** | | | | |
| Cogeneration | $ 750 | $ 2,209 | -66% | 8% |
| Chiller | 2,952 | 2,434 | 21% | 32% |
| Total Product Revenue | 3,703 | 4,642 | -20% | 40% |
| Service Contracts and Parts | 2,218 | 2,003 | 11% | 24% |
| Installation Services | 1,747 | 2,115 | -17% | 19% |
| Total Service Revenue | 3,965 | 4,118 | -4% | 43% |
| Energy Production | 1,649 | 1,504 | 10% | 18% |
| Total Revenue | $ 9,316 | $ 10,264 | -9% | 100% |
| **Cost of Sales** | | | | |
| Products | $ 2,201 | $ 2,751 | -20% | |
| Services | 2,431 | 2,738 | -11% | |
| Energy Production | 973 | 981 | -1% | |
| Total Cost of Sales | $ 5,605 | $ 6,469 | -13% | |
| Gross Profit | $ 3,711 | $ 3,795 | -2% | 40% |
| Net income (loss) attributable to Tecogen Inc. | $ (4,372) | $ 269 | | |
| Net income attributable to Tecogen w/o GW impairment | $ 19 | $ 269 | | |
| **Gross Margin** | | | | |
| Products | 41% | 41% | | |
| Services | 39% | 34% | | |
| Aggregate Products and Services | 40% | 37% | | |
| Energy Production | 41% | 35% | | |
| Overall | 40% | 37% | | |

**21% Growth in Chiller Sales**

**11% Growth in Service Contract Revenue**

**40% Overall Gross Margin**

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# Year End 2018 Financial Metrics: Revenues, Margins, Growth

- Four diverse revenue streams
  - Record-breaking chiller sales
  - Long term service contracts provide steadily improving cash flow, representing 24% of revenue
  - Turnkey installation activities grew 5% in the year
  - Energy production provides full year of reliable cash flow
- Maintained total gross margin of 38%

| $ in thousands | Year Ended December 31, 2018 | Year Ended December 31, 2017 | YoY Growth | 2018 % of Total Rev |
|---|---|---|---|---|
| Revenue | | | | |
| Cogeneration | $ 5,467 | $ 8,186 | -33% | 15% |
| Chiller | 7,158 | 4,806 | 49% | 20% |
| Total Product Revenue | 12,625 | 12,992 | -3% | 35% |
| Service Contracts and Parts | 8,762 | 8,697 | 1% | 24% |
| Installation Services | 8,097 | 7,680 | 5% | 23% |
| Total Service Revenue | 16,859 | 16,377 | 3% | 47% |
| Enery Production | 6,400 | 3,834 | 67% | 18% |
| Total Revenue | $ 35,884 | $ 33,203 | 8% | 100% |
| Cost of Sales | | | | |
| Products | $ 7,798 | $ 8,012 | -3% | |
| Services | 10,693 | 10,202 | 5% | |
| Energy Production | 3,801 | 2,035 | 87% | |
| Total Cost of Sales | $ 22,292 | $ 20,249 | 10% | |
| Gross Profit | $ 13,592 | $ 12,954 | 5% | 38% |
| Net income (loss attributable to Tecogen | $ (5,709) | $ 47 | | |
| Net Income (loss) attributable to Tecogen, w/o GW Impairment | $ (1,318) | $ 47 | | |
| Gross Margin | | | | |
| Products | 38% | 38% | | |
| Services | 37% | 38% | | |
| Aggregate Products and Services | 37% | 38% | | |
| Energy Production | 41% | 47% | | |
| Overall | 38% | 39% | | |

Record-Breaking Chiller Sales

8% Overall Revenue Growth

5% Increase in Gross Profit

Adjusted EBITDA Reconciliation Adjusted EBITDA positive for the year and 4th quarter Non-GAAP financial disclosure Q4 2018 Q4 2017 Q4 and YE Comparative Net income (loss) to Net Income (loss) attributable to Tecogen Inc. $ (4,371,904) $ 268,981 Interest expense, net 63,716 33,463 Adjusted EBITDA Reconciliation Depreciation & amortization, net 202,934 184,882 Income tax expense (9,931) - EBITDA (4,115,185) 487,326 EBITDA: Interest, taxes, depreciation & Stock based compensation 47,380 45,439 Unrealized loss on investment securities 59,042 - amortization Merger related expenses 120,333 - Goodwill impairment 4,390,590 - Non-cash adjustments Adjusted EBITDA* $ 502,160 $ 532,765 Stock based compensation Non-GAAP financial disclosure Year End 2018 Year End 2017 Unrealized loss on investment securities Net Income (loss) attributable to Tecogen Inc. $ (5,708,532) $ 47,436 Interest expense, net 111,985 127,456 Goodwill impairment Depreciation & amortization, net 789,123 587,822 Income tax expense 32,748 - Non-recurring expenses EBITDA (4,774,676) 762,714 Stock based compensation 181,188 183,768 Merger related expenses Unrealized loss on investment securities 118,084 - Merger related expenses 302,268 156,298 Goodwill impairment 4,390,590 - Adjusted EBITDA* $ 217,454 $ 1,102,780 Consistently reaching positive levels of adjusted EBITDA *Adjusted EBITDA is defined as net income (loss) attributable to Tecogen Inc, adjusted for interest, depreciation and amortization, stock based compensation expense, goodwill impairment and merger related expenses. 14

Emissions Technology Update Forklift Program – Tecogen/Mitsubishi Caterpillar Forklift of America (MCFA) Received first samples of alternative engine retuning software from MCFA Prototype evaluation completed at Tecogen Tuning shift produced expected result (NOx reduction) “Roadmap” provided to MCFA for revised tuning Second revision received, testing underway. Multiple iterations typical Encouraged by interest and fast turnaround by MCFA 15

Emissions Technology Update (2) Other Emissions Progress Southern California generator retrofit program All engines permitted, successfully tested for compliance Only natural gas engines permitted to current (2010) regs without operating exemption Ultera Automotive Catalyst Development On road Ultera development work with outside research institute progressing Focus is alternative catalyst formulation Test samples fabricated Testing planned over next few months Ultera Project approved by SoCal District Pump Project Project approved for new natural gas driven pump procurement Natural Gas Generator Upfitted 800 horsepower engines with Ultera in Southern California Requires 2x scaleup of system (LA County) 16

2019 Outlook Continued growth in Core business Driven by shift in product sales mix to chillers No chiller competitors, Predictable sales channels Ultera emissions key to certain markets (California) Adapt to changing role of CHP in utility distributed generation market “Smart Inverter” certification likely to spread to east coast InVerde ideally suited to this changing environment integration of storage and solar becoming even more important Validation of Ultera value proposition MCFA program results promising Further proof points with other stationary engine retrofits (Generac, EMWD) Opportunity for automotive applications Stable Financial Footing Zero debt, strong balance sheet Access to capital if needed 17

Closing Comments Tecogen Key Value Proposition Remains: TGEN 12 month stock chart • Use plentiful and affordable natural gas efficiently and cleanly to meet energy needs of large facilities • Tecogen cogeneration systems have necessary certifications and functionality to participate in new, revenue generating utility support programs • Tecogen is only manufacturer of natural gas engine chillers, with significant new market potential for indoor growing and ammonia refrigeration systems • Ultera emission technology successfully implemented on many engine platforms and has potential for significant investor upside 18

Q&A Company Information Tecogen, Inc 45 First Ave Waltham, MA 02451 www.Tecogen.com Contact information Benjamin Locke, CEO 781.466.6402 Benjamin.Locke@Tecogen.com 19